Exhibit 21
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

General DataComm Industries, Inc.
Subsidiaries of the Registrant

                                           State or             Percentage
                                        Jurisdiction of         of Voting
Subsidiaries                             Incorporation        Securities Owned
------------                             -------------        ----------------
General DataComm, Inc.                     Delaware               100%
GDC Federal Systems, Inc.                  Delaware               100%
DataComm Leasing Corporation               Delaware               100%
GDC Holding Company, LLC                   Delaware               100%  (Owned by General DataComm, Inc.)
GDC Realty, Inc.                           Texas                  100%
GDC Naugatuck, Inc.                        Delaware               100%  (Owned by GDC Realty, Inc.)
Grupo GDC de Mexico S.A. de C.V.           Mexico                  25%  (Sold in November 2004)

In liquidation:
General DataComm Advanced Research
Center Limited                             United Kingdom         100%
General DataComm Limited                   United Kingdom         100%
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